Exhibit 10.1 Execution Version

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of September 8, 2010, is made by and among CAPRIUS, INC., a Delaware corporation (“Caprius”), M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation (“M.C.M.”), M.C.M. ENVIRONMENTAL TECHNOLOGIES LTD., an Israeli corporation (“M.C.M. Israel”) (Caprius, M.C.M. and M.C.M. Israel may be individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), and VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company (together with its successors and assigns, the “Purchaser”).

R E C I T A L S

WHEREAS, the Borrowers and the Purchaser are parties to that certain Securities Purchase and Sale Agreement, dated as of September 16, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, the Events of Default set forth on Schedule A hereto have occurred and are continuing under the Purchase Agreement (collectively, the “Specified Events of Default”);

WHEREAS, the Borrowers and the Purchaser have agreed to amend the Purchase Agreement as set forth herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement;

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Background.

(a)           The Borrowers acknowledge and agree that as of August 31, 2010, the outstanding principal amount of the Obligations (exclusive of the Capitalized Obligations (as defined below)) to the Purchaser under the Purchase Agreement was $3,091,037.01.  The foregoing amount does not include all of the interest, fees, costs and expenses to which the Purchaser is entitled under the terms and provisions of the Investment Documents.  The Borrowers acknowledge and agree that such Obligations are outstanding, and they have no right to offset, defense or counterclaim with respect to such Obligations.

(b)           The Borrowers acknowledge and agree that as of August 31, 2010, the outstanding principal amount of all PIK Notes (including PIK Notes accruing at the Default Rate) and all fees, costs and expenses for which the Purchaser is entitled to payment or reimbursement under the Purchase Agreement (including, without limitation, the Closing Fee, the Facility Fee, forbearance fees, the Amendment Fee and the fees, costs and expenses of the Purchaser’s professionals and advisors) (the “Capitalized Obligations”) was $1,270,707.98.  The foregoing amount does not include all of the interest, fees, costs and expenses to which the Purchaser is entitled under the terms and provisions of the Investment Documents.  The Borrowers acknowledge and agree that the Capitalized Obligations are outstanding, and they have no right to offset, defense or counterclaim with respect to such Capitalized Obligations.

(c)           The Borrowers acknowledge and agree that as of August 31, 2010, the outstanding Capitalized Obligations exclusive of the principal amount of all PIK Notes (including PIK Notes accruing at the Default Rate) was $808,143.44 (the “Amendment No. 1 Capitalized Obligations”).

(d)           The Borrowers acknowledge and agree that the Specified Events of Default have occurred and certain of such Specified Events of Default are continuing as of the date hereof.

(e)           The Borrowers acknowledge and agree that, as a result of the existence of the Specified Events of Default, the Purchaser has no obligation to make additional loans or otherwise extend credit to the Borrowers under the Investment Documents or otherwise and the Purchaser has the right to exercise its rights and remedies under the Investment Documents.

2.           Amendments to Purchase Agreement.  Effective upon the Amendment No. 1 Effective Date, the Purchase Agreement is hereby amended as follows.

(a)           Section 1.1 of the Purchase Agreement is hereby amended by deleting the definition of “Subsequent Term Maximum Availability” in its entirety and replacing it with the following:

““Subsequent Term Maximum Availability” shall mean Four Million Dollars ($4,000,000) (exclusive of Capitalized Obligations incurred by the Borrowers prior to, on or following the Amendment No. 1 Effective Date).”

(b)           Section 1.1 of the Purchase Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:

““Amendment No. 1” means that certain Amendment No. 1 to Securities Purchase and Sale Agreement, dated as of September 8, 2010, by and among the Borrowers and the Purchaser.”

““Amendment No. 1 Capitalized Obligations” has the meaning ascribed thereto in Amendment No. 1.”

““Amendment No. 1 Effective Date” has the meaning ascribed thereto in Amendment No. 1.”

““Amendment No. 1 Waiver/Amendment Effective Date” has the meaning ascribed thereto in Amendment No. 1.”

““Capitalized Obligations” has the meaning ascribed thereto in Amendment No. 1.”

““Subsequent Term” shall mean the period from the Amendment No. 1 Effective Date through the earlier of (a) the Maturity Date (as such term is defined in the Note) and (b) the occurrence of an Event of Default that has not been waived by the Purchaser in its sole and absolute discretion.”

(c)           Section 2.5.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“2.5.2           Attached hereto as Schedule 2.5(b) is a budget and a statement of forecasted cash receipts for the Borrowers prepared by the Borrowers for the Subsequent Term which has been approved by the Purchaser (the “Subsequent Approved Budget”).  From time to time during the Subsequent Term, if any, the Administrative Borrower may request that the Purchaser fund Advances under the Note to or on behalf of the Borrowers, which request shall be in the form of a Disbursement Request and specify the principal amount of the proposed Advance and the item(s) in the Subsequent Approved Budget to which the request relates.  The Purchaser shall fund Disbursement Requests not later than three (3) Business Days following receipt thereof; provided, that any Disbursement Request received by the Purchaser after 11:00 a.m. (Los Angeles time) on any Business Day (or received at any time on a day that is not a Business Day) shall be deemed to have been received on the next succeeding Business Day.  The Purchaser shall not be obligated to fund any Advance unless it elects to do so in its sole and absolute discretion.  In no event during the Subsequent Term shall (a) the Administrative Borrower request an Advance for any item(s) other than in accordance with the Subsequent Approved Budget, (b) the Administrative Borrower request any Advances more frequently than on the first day of the Subsequent Term and each two week anniversary thereof and (c) the aggregate amount of Advances under the Note (exclusive of Capitalized Obligations incurred by the Borrowers prior to, on or following the Amendment No. 1 Effective Date) made during the Subsequent Term exceed the Subsequent Term Maximum Availability.”

3.           Amendment Fee.  On the Amendment No. 1 Effective Date, the Purchaser shall be deemed to have earned, and the Borrowers hereby jointly and severally agree to pay the Purchaser, an amendment fee (the “Amendment Fee”) of Fifty Thousand Dollars ($50,000).  Such fee is nonrefundable and is fully earned and payable upon the effectiveness of this Amendment and the Borrowers acknowledge and agree that they shall be deemed to have requested an Advance on the Amendment No. 1 Effective Date in an amount equal to the Amendment Fee.

4.           Conditions Precedent to Effectiveness.  This Amendment shall be effective upon the first day that all of the following are satisfied (the “Amendment No. 1 Effective Date”):

(a)           The Purchaser’s receipt of a counterpart hereof duly executed by the Borrowers;

(b)           The Purchaser’s receipt of the Amendment Fee; and

(c)           The representations and warranties of the Borrowers contained in this Amendment and the Purchase Agreement shall be true and correct.

5.           Covenants, Waivers and Further Amendments to Purchase Agreement.

(a)           The Borrowers covenant and agree that the Borrowers shall, within one (1) Business Day after receipt thereof, pay to the Purchaser all collections, payments and proceeds of the Borrowers’ Accounts and all deposits, pre-payments and cash-on-delivery payments received by the Borrowers on account of any orders for products or sales of Inventory (excluding amounts received by the Borrowers representing shipping costs, taxes and reimbursed out-of-pocket expenses) exclusive of up to One Hundred and Fifty Thousand Dollars ($150,000) of collections, payments and proceeds of the Borrowers' Accounts relating to invoices dated prior to the Amendment No. 1 Effective Date.  In the event that the Borrowers are obligated to return any deposits or pre-payments to a customer for which the Purchaser previously received any payment pursuant to this Section 5(a), upon demand of the Borrowers, the Purchaser shall return to the Borrowers an amount equal to the payment so received.  All such payments (unless returned to the Borrowers in accordance with the preceding sentence) shall be applied to the Amendment No. 1 Capitalized Obligations (including all such Amendment No. 1 Capitalized Obligations accruing or incurred on and after the Amendment No. 1 Effective Date).  The Borrowers shall, prior to payment to the Purchaser pursuant to this Section 5(a), cause all collections, payments and proceeds subject to this Section 5(a) to be deposited in a bank account set forth on Schedule 3.29 to the Purchase Agreement with respect to which a Borrower has entered into a deposit account control agreement reasonably acceptable to the Purchaser.

(b)           Effective upon the receipt by the Purchaser of payment in full of cash of all then-outstanding Amendment No. 1 Capitalized Obligations (the “Amendment No. 1 Waiver/Amendment Effective Date”), and provided that no Default or Event of Default other than the Specified Events of Default has occurred and is continuing, the Purchaser shall be deemed to have waived the Specified Events of Default and the covenant set forth in Section 5(a) hereof shall terminate and no longer be in force and effect.

(c)           Effective upon the Amendment No. 1 Waiver/Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

(i)           Section 9.20 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“9.20           Manufacturing Source.  The Borrowers shall establish a manufacturing source based in the United States (or such other location as is mutually agreed to by the Purchaser and the Borrowers), which source shall, within one hundred and fifty (150) days following the Amendment No. 1 Waiver/Amendment Effective Date, deliver both a working senior unit and a working junior unit (in each instance, a prototype or a first article unit) to the Borrowers.”

(ii)           Section 9.21 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“9.21           Unit Sales.  The Borrowers shall, (a) within thirty (30) days following the Amendment No. 1 Waiver/Amendment Effective Date, recognize revenue with respect to the sale of two (2) units to independent third party customers on market terms pursuant to arms’ length transactions, (b) within ninety (90) days following the Amendment No. 1 Waiver/Amendment Effective Date, recognize revenue with respect to the sale of fifteen (15) units (including units counted for purposes of clause (a) above) to independent third party customers on market terms pursuant to arms’ length transactions, and (c) within one hundred and fifty (150) days following the Amendment No. 1 Waiver/Amendment Effective Date, recognize revenue with respect to the sale of twenty five (25) units (including units counted for purposes of clause (b) above) to independent third party customers on market terms pursuant to arms’ length transactions.  For the purposes hereof, the Borrowers shall be deemed to have “recognized revenue,” (x) with respect to sales to customers inside the United States, when a unit is accepted by the customer in writing, and (y) with respect to sales to customers located outside of the United States, when either (i) a unit departs the factory and said departure is verified by an export manifest or (ii) the customer executes a bill and hold letter agreement.”

6.           Representations and Warranties of the Borrowers.  Each Borrower makes the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Amendment:

(a)           This Amendment has been executed and delivered by duly authorized representatives of each Borrower, and the Purchase Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally;

(b)           After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing other than the Specified Events of Default; and

(c)           After giving effect to this Amendment, all of the representations and warranties of the Borrowers contained in the Purchase Agreement continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” or “Material Adverse Change” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” or “Material Adverse Change” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

7.           No Waivers.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of the Specified Events of Default or any other Default or Event of Default or any right, power or remedy of the Purchaser under the Purchase Agreement or any of the other Investment Documents, nor constitute a waiver of any provision of the Purchase Agreement or any of the other Investment Documents, whether arising as a result of the Specified Events of Default or any other Default or Event of Default or otherwise.  This Amendment shall not constitute a modification of the Purchase Agreement or a course of dealing between the Borrowers, on the one hand, and the Purchaser, on the other hand, at variance with the Purchase Agreement such as to require further notice by the Purchaser to the Borrowers to require strict compliance with the terms of the Purchase Agreement and the other Investment Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Purchaser reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Purchase Agreement and the other Investment Documents and reserves and preserves its rights, remedies and powers with respect to the Specified Events of Default and any other Default or Event of Default which may now exist or hereafter arise under the Investment Documents.  No Borrower has knowledge of any challenge to the Purchaser’s rights arising under the Investment Documents or the effectiveness of the Investment Documents.

8.           Effect on Investment Documents.

(a)           The Purchase Agreement, as amended hereby, and each of the other Investment Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Purchase Agreement, and each reference in the other Investment Documents to “the Purchase Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement as modified and amended hereby.

(c)           To the extent that any terms and conditions in any of the Investment Documents shall contradict or be in conflict with any terms or conditions of the Purchase Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Purchase Agreement as modified or amended hereby.

(d)           This Amendment is an Investment Document.

9.           Fees, Costs and Expenses.  The Borrowers jointly and severally agree to pay on demand all fees, costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, cost and expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and responsibilities hereunder and thereunder.  The Borrowers acknowledge and agree that they shall be deemed to have requested an Advance on the Amendment No. 1 Effective Date in an amount equal to all such fees, costs and expenses for which the Purchaser has received an invoice on or before such date.

10.           Counterparts.  This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or electronic mail shall be deemed an original signature hereto.

11.           GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AMENDMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

BORROWERS: CAPRIUS, INC.

By:	/s/Dwight Morgan
Name: Dwight Morgan Title: Chief Executive Officer

M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/Dwight Morgan
Name: Dwight Morgan Title: Chief Executive Officer

M.C.M. ENVIRONMENTAL TECHNOLOGIES LTD.

By:	/s/George Aaron
Name: George Aaron Title: Chairman

 [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
SECURITIES PURCHASE AND SALE AGREEMENT]

PURCHASER: VINTAGE CAPITAL GROUP, LLC

By:	/s/Fred Sands
Name: Fred Sands Title: Chairman

 [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
SECURITIES PURCHASE AND SALE AGREEMENT]